                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   1st STATE BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  NO FEE REQUIRED
[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ] Fee paid previously with preliminary materials:
________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount previously paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement no.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                        [LOGO]
         [1ST STATE BANCORP, INC. LETTERHEAD]



                   December 20, 1999





Dear Stockholder:

     We invite you to attend the first Annual Meeting of Stockholders (the "Annual Meeting") of 1st State Bancorp, Inc. (the "Company") to be held at the main office of 1st State Bank (the "Bank") located at 445 S. Main Street, Burlington, North Carolina, on Tuesday, January 25, 2000, at 5:30 p.m., eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of 1st State Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,

                                   /s/ James C. McGill

                                   James C. McGill
                                   President

________________________________________________________________
                 1ST STATE BANCORP, INC.
                  445 S. MAIN STREET
           BURLINGTON, NORTH CAROLINA 27215
________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON JANUARY 25, 2000
________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of 1st State Bancorp, Inc. (the "Company") will be held at the main office of 1st State Bank (the "Bank"), located at 445 S. Main Street, Burlington, North Carolina, on Tuesday, January 25, 2000, at 5:30 p.m., eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of three directors of the Company;
               and

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 10, 1999, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ A. Christine Baker

                         A. Christine Baker
                         Secretary

Burlington, North Carolina
December 20, 1999

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

________________________________________________________________

                    PROXY STATEMENT
                          OF
                1ST STATE BANCORP, INC.
                  445 S. MAIN STREET
           BURLINGTON, NORTH CAROLINA 27215
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                   JANUARY 25, 2000
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished to stockholders of 1st State Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of 1st State Bank (the "Bank"), located at 445 S. Main Street, Burlington, North Carolina, on Tuesday, January 25, 2000, at 5:30 p.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about December 20, 1999.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to A. Christine Baker, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on December 10, 1999 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 3,163,125 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, the executive officers of the Company named in the Summary Compensation Table set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                      SHARES OF COMMON STOCK
                                        BENEFICIALLY OWNED           PERCENT OF
                                     AS OF THE RECORD DATE (1)        CLASS (2)
                                     -------------------------       ----------
5% Stockholder
--------------
1st State Bancorp, Inc.                     253,050 (3)                  8.0%
Employee Stock Ownership Plan
  ("ESOP")
445 S. Main Street
Burlington, North Carolina  27215

Directors
---------
Bernie C. Bean                               18,750                      0.6
James C. McGill                              23,127                      0.7
Virgil L. Stadler                            53,615 (4)                  1.7
James A. Barnwell, Jr.                       43,750                      1.4
James G. McClure                             44,575 (5)                  1.4
T. Scott Quakenbush                          53,510 (6)                  1.7
Richard C. Keziah                            53,386 (7)                  1.7
Richard H. Shirley                           29,294                      0.9

Executive Officers
------------------
A. Christine Baker                           26,547 (8)                  0.8
Fairfax C. Reynolds                          21,348 (9)                  0.7
Frank Gavigan                                10,326 (10)                 0.3
John D. Hansell                               3,733                      0.1

All directors and executive                 381,961                     12.1
  officers of the Company
  as a group (12 persons)

____________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. The listed amounts do not include shares with respect to which Directors Shirley, McClure and Stadler have voting power by virtue of their positions as trustees of the trusts holding 253,050 shares under the ESOP and 151,894 shares under the Bank's Deferred Compensation Plan ("DCP"). The shares held by the DCP trust are held for the benefit of directors and executive officers of the Company in the following amounts:
     Mr. Bean 5,524; Mr. McGill 55,163; Mr. Stadler 9,188; Mr. Barnwell 6,187; Mr. McClure 7,241; Mr. Quakenbush 9,295; Mr. Keziah 9,984; Mr. Shirley 6,187; Ms. Baker 21,660; and Mr. Reynolds 21,465. Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. The shares held by the DCP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust. The listed amounts also do not include shares with respect to which Directors Barnwell, Kesiah and McGill share voting power by virtue of their positions as directors of 1st

                            2

     State Bank Foundation, Inc. (the "Foundation"), which holds 187,500 shares of Common Stock. The shares held by the Foundation are voted in the same ratio as all other shares of Common Stock are voted on any given proposal submitted to stockholders.
(2) Based on a total of 3,163,125 shares of Common Stock outstanding as of the Record Date.
(3) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. At the Record Date, 22,162 shares had been committed to be allocated. See footnote 1 above for information on how these shares are voted.
(4)  Includes 7,760 shares owned by Mr. Stadler's spouse.
(5) Includes 15,049 shares owned by Mr. McClure's spouse, 2,443 shares owned by Mr. McClure's daughter, 2,442 shares owned by Mr. McClure's son, and 14,075 shares owned by two partnerships of which Mr. McClure is a partner.
(6)  Includes 7,152 shares owned by Mr. Quakenbush's spouse.
(7)  Includes 1,593 shares owned by Mr. Keziah's spouse.
(8) Includes 625 shares held as custodian for Ms. Baker's minor child.
(9) Includes 200 shares held by Mr. Reynolds' spouse as custodian for minor children.
(10) Includes 356 shares held by Mr. Gavigan's spouse and 100 shares held by Mr. Gavigan's spouse as custodian for minor child.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for a term expiring at the 2003 Annual Meeting. The Board of Directors has nominated Bernie C. Bean, James C. McGill and Virgil L. Stadler to serve as directors for a three-year period. All nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1998 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank.

                                      YEAR FIRST
                         AGE AT        ELECTED AS     CURRENT
                       SEPTEMBER 30,   DIRECTOR OF      TERM
    NAME                   1999        THE BANK       TO EXPIRE
    ----               ------------    -----------    ---------

            BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003
Bernie C. Bean             69            1978            2000
James C. McGill            58            1988            2000
Virgil L. Stadler          63            1982            2000

                  DIRECTORS CONTINUING IN OFFICE

James A. Barnwell, Jr.     59            1988            2001
James G. McClure           54            1989            2001
T. Scott Quakenbush        68            1978            2001
Richard C. Keziah          67            1983            2002
Richard H. Shirley         52            1987            2002

    Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    BERNIE C. BEAN is retired. From 1988 to 1995 he was the President and General Manager of Craftique, Inc., a furniture manufacturer located in Mebane, North Carolina.

    JAMES C. MCGILL is the President and Chief Executive Officer of the Company and has been the President and Chief Executive Officer of the Bank since December 1988. He serves on the Boards of Hospice of Alamance and Alamance Community College and in 1997 served as the chairman of the North Carolina Bankers Association. He also serves as a director of the Foundation, a charitable foundation dedicated to charitable and community service causes within the Bank's community.

    VIRGIL L. STADLER is the Vice President of Stadler Country
Hams, Inc. in Elon College, North Carolina. He is active with the Alamance Community College Foundation, Elon Homes for
Children and the Burlington area Chamber of Commerce.

    JAMES A. BARNWELL, JR. is President of Huffman Oil Co., Inc., a petroleum marketer in Burlington, North Carolina. He has served on the advisory board of the Salvation Army Boys & Girls Club and the YMCA board. He also serves as a director of the Foundation.

    JAMES G. MCCLURE is President of Green & McClure, a retail furniture store in Graham, North Carolina. He has served as President of the Graham Area Business Association, on the zoning board for the city of Graham and is an Elder at the Graham Presbyterian Church.

    T. SCOTT QUAKENBUSH retired in April 1997 from his position as Vice President and sales manager with Carolina Paper Box
Company in Burlington, North Carolina.

    RICHARD C. KEZIAH is President of Monarch Hosiery Mills,
Inc. in Burlington, North Carolina. He also serves on the Board of Directors of Elon Homes for Children. He also serves as a director of the Foundation.

    RICHARD H. SHIRLEY is President of Dick Shirley Chevrolet, Inc., an automobile dealership located in Burlington, North Carolina. He has served as the President of the Alamance County YMCA and as a member and chairman of the Economic Development Committee of the Burlington area Chamber of Commerce.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                        AGE AT
                     SEPTEMBER 30,
NAME                    1999            TITLE
----                 -------------      -----
A. Christine Baker         46         Treasurer and Secretary of the
                                      Company and the Bank and Executive
                                      Vice President - Chief Financial
                                      Officer of the Bank
Fairfax C. Reynolds        46         Vice President and Assistant Secretary of the
                                      Company and Executive Vice President -
                                      Commercial and Retail Banking of the Bank
Frank Gavigan              41         Senior Vice President - Senior Credit Officer
                                      of the Bank
John D. Hansell            62         Manager - First Capital Services, LLC

     A. CHRISTINE BAKER is the Treasurer and Secretary of the Company and served as the Executive Vice President, Secretary and Treasurer of the Bank since April 1985. She has served as President and director of the Burlington Rotary Club, director and treasurer of the local chapter of the American Red Cross and director and Vice President of the Childcare Resource and Referral Service.

     FAIRFAX C. REYNOLDS is the Vice President and Assistant Secretary of the Company and has served as the Bank's Executive Vice President in charge of Retail and Commercial Banking since 1989. He serves on the Board of Directors of YMCA of Alamance County, the Alamance County Arts Council, the Alamance County Area Chamber of Commerce and the Alamance Country Club. He is an Elder of the First Presbyterian Church.

     FRANK GAVIGAN has served as the Bank's Senior Vice President - Senior Credit Officer since 1990. He has served as the budget director and on the executive committee of the United Way, as Vice President and a director of Alamance County Meals on Wheels, as President and a director of Alamance Prevention Alliance and on the finance committee of Front Street United Methodist Church.

     JOHN D. HANSELL has served since May 1987 as Manager of 1st Capital Services Company, LLC and its predecessor, First Capital Services, Inc., entities the Company owns that sell annuities, mutual funds and insurance products on an agency basis. He has served on the small business council of the Alamance Chamber of Commerce and on the Board of Directors of the International Association of Financial Planners.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended September 30, 1999, the Board of Directors of the Company met eight times and the Board of Directors of the Bank met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended September 30, 1999 and the total number of meetings held by committees on which he served during such fiscal year. The Company's Board of Directors has standing Audit and Executive Committees.

     The Board of Directors' Audit Committee consists of Directors Keziah, Quakenbush and Stadler, who serves as Chairperson. The Audit Committee met two times during the year ended September 30, 1999. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve audit policies.

     The Board of Directors' Executive Committee consists of Directors McGill, Barnwell, Shirley and Keziah and one additional director who serves on a rotating basis for a three-month period. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors of the Company who also are officers of the Company abstain from discussion and voting on matters affecting their compensation. The Executive Committee also monitors the performance of the Company's investment portfolio and reviews loans. The Executive Committee is empowered to exercise all of the authority of the Board when the Board is not in session. The Executive Committee met 12 times during the fiscal year ended September 30, 1999.

     The Company's full Board of Directors acts as a nominating committee. The Board of Directors met once during the year ended September 30, 1999 for the purpose of considering potential nominees to the Board of Directors. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for director. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee"). The Committee is responsible for developing the Company's executive compensation policies. The Company's President, James C. McGill, under the direction of the Committee, implements the Company's executive compensation policies. Mr. McGill abstains from voting on and discussions of matters affecting his compensation. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

     . To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

     .    To provide incentives for executive
          officers to work towards achieving
          successful annual results as a step in
          achieving the Company's long-term
          operating results and strategic
          objectives.

     .    To correlate, as closely as possible,
          executive officers' receipt of
          compensation with the attainment of
          specified performance objectives.

     .    To maintain a competitive mix of total
          executive compensation, with particular
          emphasis on awards related to increases in long-term shareholder value.

     .    To attract and retain top performing
          executive officers for the long-term
          success of the Company.

     In furtherance of these objectives, the Committee has determined that there should be two specific components of executive compensation: base salary and a cash bonus.

     Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

     Bonus. The Company pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and Company performance objectives. Whether bonuses are paid each year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board of Directors, at year end based on the Company's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year.

     In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Committee intends to recommend that the Board of Directors adopt a stock option plan and a management recognition plan, which plans would be subject to stockholder approval at a meeting currently expected to be held in May 2000.

     It is anticipated that the Board of Directors will adopt a stock option plan pursuant to which officers and directors would be granted options to acquire Common Stock and that the Company will reserve for issuance pursuant to an option plan a number of shares equal to 10% of the outstanding Common Stock. The Committee believes that an option plan can serve as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders.

     In addition, it is anticipated that the Board of Directors will adopt a management recognition plan pursuant to which officers and directors would be granted awards of restricted Common Stock, subject to vesting and forfeiture as determined by the Committee, and that the Company will reserve for issuance pursuant to a management recognition plan a number of shares equal to 4% of the outstanding Common Stock. The purpose of a management recognition plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future.

Compensation of the President

     Mr. McGill's base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. McGill. See " -- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. McGill's base salary, the Committee reviewed compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. McGill's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

     Mr. McGill received bonus compensation for fiscal year 1999 pursuant to the same basic factors as described above under " -- Bonus." In establishing Mr. McGill's bonus, the Committee considered the Company's overall performance, record of increase in shareholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 1999 in relation to the established Business Plan and achieving certain annual performance goals, including but not limited to return on assets and return on equity, satisfactory results of regulatory examinations and independent audits, and successfully completing the conversion of the Bank from the mutual to the stock form of ownership and from a savings bank to a commercial bank.

     The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.


                    Members of the Executive Committee

                    James A. Barnwell
                    Richard C. Keziah
                    James C. McGill
                    Richard H. Shirley

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock for the period from April 26, 1999 (the day trading began in the Common Stock following completion of the Company's initial public offering) through the fiscal year ended September 30, 1999 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq market and (2) the total cumulative return of banking companies traded on the Nasdaq market. The comparison assumes $100 was invested on April 26, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

          CUMULATIVE TOTAL STOCKHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
       APRIL 26, 1999 THROUGH SEPTEMBER 30, 1999


                   04/26/99      09/30/99
                   --------      --------

COMPANY              $100         $103.1
NASDAQ                100          104.0
NASDAQ BANKS          100           92.3



    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq market and $100 invested in banking companies traded on the Nasdaq market. Line graph plots the cumulative total return from April 26, 1999 to September 30, 1999. Plot points are provided above.]

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for the fiscal years ended September 30, 1999 and 1998 awarded to or earned by the President and the four other executive officers who earned salary and bonus in fiscal 1999 and 1998 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                                         ANNUAL COMPENSATION
                                ------------------------------------------
NAME AND               FISCAL                             OTHER ANNUAL           ALL OTHER
PRINCIPAL POSITION      YEAR    SALARY     BONUS         COMPENSATION (1)      COMPENSATION
------------------     ------   ------     -----       -------------------     ------------
James C. McGill         1999    $175,000   $365,000           --                $155,383 (2)
   President and Chief  1998     175,000    257,000           --                 107,352
   Executive Officer of
   the Company and the
   Bank

A. Christine Baker      1999      95,000    182,500           --                  69,135 (2)
   Treasurer and        1998      95,000    128,500           --                  44,469
   Secretary of the
   Company and the
   Bank and Executive
   Vice President-
   Chief Financial
   Officer of the Bank

Fairfax C. Reynolds     1999      95,000    182,500           --                  72,112 (2)
   Vice President and   1998      95,000    128,500           --                  47,476
   Assistant Secretary
   of the Company and
   Executive Vice
   President of the
   Bank

Frank Gavigan           1999      76,000     35,000           --                  22,165 (2)
   Senior Vice          1998      76,000     30,000           --                  10,260
   President-Senior
   Credit Officer of
   the Bank

John D. Hansell         1999      42,000     72,607  (3)      --                  22,616 (2)
   Manager-First        1998      42,000     68,220  (3)      --                   5,460
   Capital Services,
   LLC

____________
(1) Executive officers receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1999 did not exceed 10% of the executive officer's salary and bonus.
(2) Includes $186, $186, $186, $2,280 and $1,260 in matching contributions under the Bank's 401(k) Plan for executive officers McGill, Baker, Reynolds, Gavigan and Hansell, respectively. Also includes $125,383 $39,135 and $42,112 accrued under the Company's Deferred Compensation Plan for the benefit of executive officers McGill, Baker and Reynolds, respectively, for service as an employee during the year ended September 30, 1999. Also includes $29,814, $29,814, $29,814, $19,885 and $21,356 in shares of Common
    Stock committed to be allocated during the year ended September 30, 1999 under the ESOP to the accounts of executive officers McGill, Baker, Reynolds, Gavigan and Hansell, respectively.
(3) Consists of commissions.

    Employment Agreements and Guaranty Agreements. The Bank has entered into employment agreements with James C. McGill, A. Christine Baker and Fairfax C. Reynolds (each individual is referred to herein as an "Employee" and the three individuals are referred to collectively as the "Employees"). The Board believes that the employment agreements assure fair treatment of the Employees in their careers with the Company by assuring them of some financial security.

    The employment agreements became effective on April 23, 1999 and provide for a term of three years, with an annual base salary equal to the Employee's existing base salary rate in effect on the date of conversion. On each anniversary date of the commencement of the employment agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date upon a determination by the Bank's Board of Directors that the performance of the Employee has met the required performance standards and that such employment agreements should be extended. The employment agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, vacation and sick leave and any fringe benefits that become available to senior management, including for example, any stock option or incentive compensation plans and any other benefits commensurate with
their responsibilities.   If the Board decides not to renew an
employment agreement for any reason, and if the Employee remains an employee of the Bank until the Agreement expires, the Bank must pay the Employee an amount equal to two times total compensation if the Employee is later terminated.

    The employment agreements terminate upon the Employee's death, may terminate upon the Employee's disability and are terminable for just cause, no severance benefits are available. If the Bank terminates the Employee without just cause, the Employee is entitled to receive three times total compensation as well as continued medical and dental insurance under any group plan chosen by the Employee from the plans the Bank maintains, unless that coverage is not permitted by the terms of such plan, in which case the Bank will remit to the Employee, not less frequently than monthly, the actual cost to the Employee of equivalent insurance. These provisions are in addition to, and not in lieu of, any other rights that the Employee has under the employment agreement and will continue until the Employee first becomes eligible for participation in Medicare. If the employment agreements are terminated due to the Employee's "disability" as defined in the employment agreements, the Employee will be entitled to a continuation of his or her salary and benefits through the date of termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the employment agreements, his or her estate will be entitled to receive three times total compensation determined as of the date of death. Each Employee is able to voluntarily terminate his or her employment agreement by providing 90 days' written notice to the Board of Directors, in which case the Employee is entitled to receive only his or her compensation, vested rights, and benefits up to the date of termination.

    The Bank will pay a severance benefit equal to the difference between the product of 2.99 and the Employee's "base amount" as defined in the Internal Revenue Code Section 280G(b)(3) and the sum of any other "parachute payments" as defined under Code Section 280G(b)(2) that the Employee receives on account of the change in control, and (ii) provide long-term disability and medical insurance for 18 months if any of the following occur:

    . the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the first anniversary of the change in control or the expiration date of the employment agreements (the "Protected Period");

    . the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee; or

    . the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control.

     The Employee will be paid either in one lump sum within ten days of the later of the date of the change in control and the Employee's last day of employment or if prior to the date which is 90 days before the date on which a change in control occurs, the Employee filed a duly executed irrevocable written election, payment of such amount shall be made according to the elected schedule. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the Company's or the Bank's management or policies. In addition, under the employment agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The employment agreements provide that within 10 business days of a change in control, the Company must deposit in a trust an amount equal to the Internal Revenue Code Section 280G maximum. The payments that would be made to Mr. McGill, Ms. Baker and Mr. Reynolds assuming termination of employment under the foregoing circumstances at September 30, 1999 would have been approximately $1.3 million, $645,000 and $645,000, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Bank, or obtains a written settlement, in a legal dispute as to the employment agreement, he or she will be reimbursed for legal and other expenses.

    In addition to the employment agreements, the Company has entered into guaranty agreements with each of the Employees.
The guaranty agreements provide that the Company will perform all covenants and honor all obligations required to be performed or to which the Bank is subject pursuant to the employment agreements in the event that such covenants are not performed or obligations are not honored by the Bank, and that to the extent permitted by law, the Company will be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreements. The guarantee agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave.

DIRECTOR COMPENSATION

    Fees. Each non-employee member of the Bank's Board of Directors receives a monthly retainer fee based on the following schedule:

    .    the Chairman of the Board - $2,000;
    .    members of the Executive Committee - $1,750; and
    .    other directors - $1,500.

In addition, non-employee members of the Company's Board of Directors receive a monthly retainer fee of $250. Officers who are directors are not compensated for their service as directors.

    Deferred Compensation Plan. The Bank adopted the DCP, effective September 24, 1997, for the Bank's directors and select executive officers. Under the DCP, before each fiscal year begins, each non-employee director may elect to defer receipt of all or part of his future fees and any other participant may elect to defer receipt of up to 25% of his or her salary or 100% of his or her bonus compensation for the year. Deferred amounts are credited at the end of the calendar year to bookkeeping accounts in the name of each participant.

    On each September 30, the Company will credit the accounts of directors Barnwell, Bean, Keziah, McClure, Quakenbush, Shirley, and Stadler with $8,795, $7,852, $10,051, $7,852,
$7,852, $8,795 and $7,852, respectively, provided that such annual credits shall not be made for the benefit of non-employee directors after 12 years of service credits. Similarly, the plan provides supplemental executive retirement benefits for executive officers McGill, Baker and Reynolds through initial credits and through annual credits on each September 30th of $81,972, $30,789 and $33,766, respectively. Each participant is fully vested in his or her account balance under the DCP.

    Until distributed in accordance with the terms of the DCP, each participant's account will be credited with a rate of return equal to the Bank's highest rate of interest paid on the Bank's one-year certificates of deposit. As of April 23, 1999, each participant may prospectively elect to instead have all or part of his account credited with the total return on the Company's common stock. Account balances will normally be distributed in five substantially equal annual installments beginning during the first quarter of the calendar year following the calendar year in which the participant ceases to be a director or employee, with any subsequent payments being made by the last day of the first quarter of each subsequent calendar year until the participant has received the entire amount of his or her account. Participants may, however, elect to receive their distributions in a lump sum or in installments paid over a period of up to 10 years. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects to continue the previously designated distribution method) to his designated beneficiary, or if none, his estate.

    The Bank has established a trust in order to hold assets with which to pay plan benefits to participants. Trust assets are subject to claims of general creditors. In the event a participant prevails over the Bank in a legal dispute as to the terms or interpretation of the DCP, he or she would be reimbursed for his legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

    The Bank offers loans to its directors and executive officers. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Company's Board of Directors. At September 30, 1999, loans to directors and executive officers and their affiliates totaled $8.2 million, or 11.4% of the Company's stockholders' equity, at that date.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

    KPMG LLP was the Company's independent auditors for the 1999 fiscal year. KPMG LLP has been retained by the Board of Directors to be the Company's auditors for the 2000 fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1999 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's 1999 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than December 30, 1999. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2000, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 445 S. Main Street, Burlington, North Carolina 27215 by no later than August 22, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                        BY ORDER OF THE Board of Directors

                        /s/ A. Christine Baker

                        A. Christine Baker
                        Secretary

December 20, 1999
Burlington, North Carolina

________________________________________________________________
              ANNUAL REPORT ON FORM 10-K
________________________________________________________________

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 1st STATE BANCORP, INC., 445
S. MAIN STREET, BURLINGTON, NORTH CAROLINA 27215.

________________________________________________________________
                    REVOCABLE PROXY
________________________________________________________________
                1ST STATE BANCORP, INC.
              BURLINGTON, NORTH CAROLINA
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                   JANUARY 25, 2000


    The undersigned hereby appoints Richard H. Shirley, James G. McClure and T. Scott Quakenbush with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of 1st State Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of 1st State Bank (the "Bank") located at 445 S. Main Street, Burlington, North Carolina, on Tuesday, January 25, 2000, at 5:30 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:
                                                         VOTE
                                            FOR        WITHHELD
                                            ---        --------
1.  The election as directors of all
    nominees listed below (except as
    marked to the contrary below).          [  ]         [  ]

    Bernie C. Bean
    James C. McGill
    Virgil L. Stadler

    INSTRUCTION:  TO WITHHOLD YOUR VOTE
    FOR ANY OF THE INDIVIDUALS NOMINATED, INSERT
    THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

    _____________________________


2.  The transaction of such other business
    as may properly come before the Annual
    Meeting or any  adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED ABOVE.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated December 20, 1999.

Dated: ________________, 2000



______________________________    ______________________________
PRINT NAME OF STOCKHOLDER         PRINT NAME OF STOCKHOLDER


______________________________    ______________________________
SIGNATURES OF STOCKHOLDER         SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.